UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      January 27, 2020

CIRRUS LOGIC INC
(Exact name of Registrant as specified in its charter)

Delaware	000-17795	77-0024818
(State or Other Jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

800 W. 6th Street, Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol	Name
Common stock, $0.001 par value	CRUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.
On January 29, 2020, the Company issued a press release announcing its financial results for its third quarter of fiscal year 2020.  The full text of the press release is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K.

Item 2.05     Costs Associated with Exit or Disposal Activities.

On January 27, 2020, the Board of Directors of the Company approved management’s recommendation to discontinue efforts relating to microelectromechanical systems ("MEMS”) microphones.  This decision to exit follows the Company’s previous announcement that it would evaluate options for this product line and reallocate resources to focus on projects expected to have a larger return on investment.  The Company decided to take the present action after no strategic alternatives proved to be viable.
The Company estimates that its exit from MEMS microphones will result in a charge to operating expenses of approximately $22.0 million in the fourth quarter of fiscal year 2020.  This charge will encompass approximately $19.0 million in non-cash charges associated with the disposal of tangible and intangible assets related to MEMS microphones, and approximately $3.0 million of cash expenditures associated with severance and the settlement of prior purchase commitments for engineering materials.  The Company anticipates the exit to be materially complete by the first quarter of fiscal year 2021.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John Forsyth, age 46, has been appointed as President of the Company, effective January 27, 2020.  Jason Rhode will continue to serve as the Company’s Chief Executive Officer and a member of the Company’s Board of Directors. Dr. Rhode had also served as the Company’s President until Mr. Forsyth’s appointment.

Mr. Forsyth joined the Company in August 2014 through the acquisition of Wolfson Microelectronics, where he served as Vice President of Audio Products.  Following that acquisition, from August 2014 until June 2018, Mr. Forsyth served as the Company’s Vice President of Product Marketing.  From June 2018 until his appointment as President, he served as the Company’s Chief Strategy Officer.

There are no family relationships between Mr. Forsyth and any director or executive officer of the Company, and Mr. Forsyth has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In his role as President, Mr. Forsyth will receive an annual base salary of $400,000 and will continue to participate in the Company’s 2007 Management and Key Individual Contributor Incentive Plan (“Management Plan”). Under the Management Plan, Mr. Forsyth is eligible to earn a cash semiannual target bonus of 37.5% of his base annual salary. The bonus is subject to adjustment in accordance with the Management Plan as described in the Company’s definitive proxy statement dated June 5, 2019 (“Proxy Statement”).

In addition, in connection with his promotion to President, the Compensation Committee approved an award of restricted stock units under the Company’s 2018 Long Term Incentive Plan with a grant date value of $1.5 million.  These restricted stock unit awards will be granted on the Company’s next regularly scheduled monthly grant date of February 5, 2020, and 100% of the shares underlying the restricted stock unit awards will vest on the third anniversary of the grant date.  The awards are subject to continued service through the vesting date.

Mr. Forsyth will also continue to participate in the Company’s 2007 Executive Severance and Change of Control Plan (“2007 Severance Plan”).  In the event of Mr. Forsyth’s involuntary termination other than for “cause” (as defined in the 2007 Severance Plan) he would be eligible to receive: (i) a continuation of base salary for a period of up to six months following termination, and (ii) payment in full of a reasonable estimate of COBRA premiums for three months.  If his employment is terminated either by the Company without “cause” or by him for “good reason” within 12 months following a “change of control” of the Company (as each quoted term is defined in the 2007 Severance Plan), he would be eligible to receive a change of control termination payment, which is comprised of: (i) a lump sum payment equal to 12 months’ base salary, (ii) acceleration in full of any unvested stock options or any other securities or similar incentive awards that have been granted or issued to him as of the employment termination date, and (iii) payment in full of a reasonable estimate of COBRA premiums for 12 months.  In addition, he would have until six months from the employment termination date to exercise any vested options, except that no option would be exercisable after the option’s original expiration date.

Mr. Forsyth’s compensation will be subject to the standard annual review and adjustment by the Company’s Compensation Committee as described in the Proxy Statement.

On January 29, 2020, the Company issued a press release announcing Mr. Forsyth’s appointment as President.  A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon recommendation of the Governance and Nominating Committee, the Board of Directors of the Company approved an amendment and restatement of the Company’s bylaws (“Bylaws”) effective January 27, 2020 to (i) more clearly define the roles of chief executive officer and president to reflect that those positions may be held by separate individuals, and (ii) effect additional minor clarifications and revisions.

The foregoing does not constitute a complete summary of the amendments to the Company’s restated Bylaws and is qualified in its entirety by reference to the complete text of the restated Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01     Regulation FD Disclosure.
On January 29, 2020, in addition to issuing a press release, the Company posted on its website a shareholder letter to investors summarizing the financial results for its third quarter of fiscal year 2020.  The full text of the shareholder letter is furnished as Exhibit No. 99.2 to this Current Report on Form 8-K.

Use of Non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense and tax expense impact on earnings per share.  A reconciliation of the adjustments to GAAP results is included in the tables to the press release furnished as Exhibit 99.1 to the Current Report on Form 8-K.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

The information contained in Items 2.02, 2.05, 5.02, 7.01, and 9.01 in this Current Report on Form 8-K and the exhibits furnished hereto contain forward-looking statements regarding the Company and cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.  In addition, this information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

Exhibit 3.1	Amended and Restated Bylaws of Cirrus Logic, Inc.
Exhibit 99.1	Cirrus Logic, Inc. press release dated January 29, 2020
Exhibit 99.2	Cirrus Logic, Inc. shareholder letter dated January 29, 2020
Exhibit 99.3	Cirrus Logic, Inc. press release dated January 29, 2020
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL) / (embedded within the Inline XBRL document) / Inline XBRL for the cover page of this Current Report on Form 8‑K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date: January 29, 2020	By:	/s/ Thurman K. Case
Name: Thurman K. Case
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Cirrus Logic, Inc.
99.1	Registrant’s press release dated January 29, 2020
99.2	Cirrus Logic, Inc. shareholder letter dated January 29, 2020
99.3	Registrant’s press release dated January 29, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)

_______________________________________________________________________

Exhibit 3.1
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3
Exhibit 104